Exhibit 99.1
Dutch Bros Inc. Reports First Quarter 2026 Financial Results
Achieves 31% Revenue Growth Year-Over-Year
Delivers 8.3% System Same Shop Sales Growth, Including 5.1% System Same Shop Transaction Growth
Raises 2026 Guidance on Total Revenues, System Same Shop Sales Growth, Adjusted EBITDA and Total System Shop Openings
TEMPE, Ariz. - May 6, 2026 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the U.S. quick service beverage industry, today reported financial results for the first quarter ended March 31, 2026.
First Quarter 2026 Highlights
•Opened 41 new shops, 33 of which were company-operated.
•Total revenues grew 30.8% to $464.4 million as compared to $355.2 million in the same period of 2025.
•Systemwide same shop sales1 increased 8.3% and systemwide same shop transactions increased 5.1% relative to the same period in 2025. Company-operated same shop sales1 increased 10.6% and company-operated same shop transactions increased 6.9% relative to the same period of 2025.
•Net income was $23.7 million as compared to $22.5 million in the same period of 2025.
•Adjusted EBITDA2 grew 26.2% to $79.4 million as compared to $62.9 million in the same period of 2025.
Christine Barone, Chief Executive Officer and President of Dutch Bros, said, “Our first quarter results reinforce that Dutch Bros continues to operate in a category of its own. Our foundation is built for long-term scale, anchored by our people-led culture, meaningful customer connection, and industry-leading innovation. I am incredibly proud of the execution from our teams, and the results they have driven."
Barone continued, “We delivered exceptionally strong results this quarter, highlighted by 31% revenue growth and an outstanding 8.3% increase in system same shop sales, driven by our seventh consecutive quarter of transaction growth. We’re seeing this strength in existing and new markets, throughout dayparts and customer segments. Our teams continue to bring the electric energy, kindness, and connection that define the Dutch Bros experience and earn unrivaled customer engagement.”
Josh Guenser, Chief Financial Officer of Dutch Bros, concluded, “Based on the strong performance throughout the first quarter and the performance we have seen into the second quarter, we are raising our full-year guidance across the board. The trajectory of Dutch Bros remains incredibly strong.”

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2026 Guidance
•Total revenues are now projected to be between approximately $2.05 billion and $2.08 billion.
•Same shop sales1 growth is now estimated to be in the range of 4% to 6%.
•Adjusted EBITDA3 is now estimated to be between $370 million and $380 million.
•Total system shop openings are now estimated to be at least 185.
The item below remains unchanged.
•Capital expenditures are estimated to be between $270 million and $290 million.
_________________
1    Same shop sales is defined in the section “Select Financial Metrics”.
2    This is a non-GAAP financial measure. Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA to the corresponding U.S. GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding U.S. GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Joshua Guenser, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the first quarter ended March 31, 2026.
Event: First Quarter 2026 Conference Call and Webcast
Date: Wednesday, May 6, 2026
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high-growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE.
Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 1,177 locations across 25 states as of March 31, 2026.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this press release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this press release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding Dutch Bros’ growth trajectory, and Dutch Bros’ potential or assumed future results of operations, including updated guidance for 2026, new shop openings, estimated capital expenditures, business strategies, and potential sales and revenue growth. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “intend,” “may,” “target,” “estimates,” “predict,” “project,” “expect,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to past growth being indicative of future results, whether Dutch Bros’ multi-year initiatives, including expansion of its mobile order capabilities, increase of customer engagement and sales, the success of Dutch Bros’ food offering sales translating to sales of food offerings in other markets, changes in consumer preference due to new information or regulations regarding additives, diet and health or otherwise, general economic conditions, changes in general consumer discretionary spending, including due to higher gas prices, inflation or lack of consumer confidence, commodity inflation, the ability to navigate evolving macroeconomic conditions, the effects of disruption between the U.S. and its trading partners due to military conflicts, tariffs or other policies, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, the availability of suitable new shop sites and our ability to negotiate acceptable agreements regarding the new shop sites, and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 12, 2026, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands, except per share amounts; unaudited)	2026	2025
Revenues
Company-operated shops	$429,057	$326,421
Franchising and other	35,355	28,731
Total revenues	464,412	355,152

Costs and Expenses
Cost of sales	356,936	265,159
Selling, general and administrative	73,176	58,921
Total costs and expenses	430,112	324,080

Income from operations	34,300	31,072

Other expense
Interest expense, net	(7,220)	(7,115)
Other expense, net	(75)	(18)
Total other expense	(7,295)	(7,133)

Income before income taxes	27,005	23,939
Income tax expense	3,341	1,459
Net income	$23,664	$22,480
Less: Net income attributable to non-controlling interests	7,567	7,127
Net income attributable to Dutch Bros Inc.	$16,097	$15,353
Net income per share of Class A common stock:
Basic	$0.13	$0.13
Diluted	$0.13	$0.13
Weighted-average shares of Class A common stock outstanding:
Basic	127,138	120,810
Diluted	127,384	121,508

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DUTCH BROS INC.
Segment Financials

	Three Months Ended March 31,
(in thousands; unaudited)	2026	2025
Revenues
Company-operated shops	$429,057	$326,421
Franchising and other	35,355	28,731
Total revenues	464,412	355,152
Cost of sales
Company-operated shops
Beverage, food & packaging	112,322	81,379
Labor costs	112,305	89,439
Occupancy & other costs	76,785	53,927
Pre-opening costs	6,341	5,611
Franchising and other	12,358	8,775
Segment cost of sales[1]	320,111	239,131
Segment contribution
Company-operated shops	121,304	96,065
Franchising and other	22,997	19,956
Total segment contribution	$144,301	$116,021

Segment depreciation and amortization	(36,825)	(26,028)

Selling, general and administrative	(73,176)	(58,921)
Interest expense, net	(7,220)	(7,115)
Other expense, net	(75)	(18)
Income before income taxes	$27,005	$23,939
__________________
1 Segment cost of sales for this presentation excludes impact of depreciation and amortization.

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DUTCH BROS INC.
Company-Operated Shops Results

	Three Months Ended March 31,
	2026		2025
(dollars in thousands; unaudited)	$	%	$	%
Company-operated shops revenue	429,057	100.0	326,421	100.0

Beverage, food and packaging costs	112,322	26.2	81,379	25.0
Labor costs	112,305	26.2	89,439	27.4
Occupancy and other costs	76,785	17.8	53,927	16.5
Pre-opening costs	6,341	1.5	5,611	1.7
Depreciation and amortization	35,522	8.3	24,567	7.5
Company-operated shops costs and expenses	343,275	80.0	254,923	78.1
Company-operated shops gross profit	85,782	20.0	71,498	21.9
Company-operated shops contribution [1]	121,304	28.3	96,065	29.4
_________________
1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Three Months Ended March 31,
(in thousands; unaudited)	2026	2025
Net cash provided by operating activities	$84,724	$36,884
Net cash used in investing activities	(76,805)	(45,528)
Net cash provided by (used in) financing activities	(13,806)	31,731
Net increase (decrease) in cash and cash equivalents	$(5,887)	$23,087
Cash and cash equivalents at beginning of period	269,404	293,354
Cash and cash equivalents at end of period	$263,517	$316,441

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$263,517	$269,404
Accounts receivable, net	18,766	18,387
Inventories, net	37,392	48,917
Prepaid expenses and other current assets	20,820	20,670
Total current assets	340,495	357,378
Property and equipment, net	862,089	824,502
Lease right-of-use assets, net	935,386	855,339
Deferred income tax assets, net	943,396	946,571
Other long-term assets	23,928	25,524
Total assets	$3,105,294	$3,009,314
Liabilities and Equity
Current liabilities:
Accounts payable	$41,688	$37,625
Other current liabilities	100,219	99,173
Deferred revenue	56,519	55,658
Current portion of tax receivable agreements liability	13,718	7,696
Current portion of lease liabilities	39,160	36,466
Current portion of long-term debt	3,883	3,881
Total current liabilities	255,187	240,499
Deferred revenue, net of current portion	5,849	8,918
Lease liabilities, net of current portion	921,876	852,380
Long-term debt, net of current portion	195,447	196,295
Tax receivable agreements liability	806,410	813,353
Total liabilities	2,184,769	2,111,445
Equity:
Common stock	1	1
Additional paid in capital	580,773	581,261
Accumulated other comprehensive income	66	48
Retained earnings	115,605	99,508
Total stockholders' equity attributable to Dutch Bros Inc.	696,445	680,818
Non-controlling interests	224,080	217,051
Total equity	920,525	897,869
Total liabilities and equity	$3,105,294	$3,009,314

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended March 31,
(dollars in thousands; unaudited)	2026	2025
Shop count, beginning of period
Company-operated	811	670
Franchised	325	312
	1,136	982

Company-operated new openings	33	25
Franchised new openings	8	5

Shop count, end of period
Company-operated	844	695
Franchised	333	317
Total shop count	1,177	1,012

Systemwide AUV [1]	$2,160	$2,026
Company-operated shops AUV [1]	$2,121	$1,950

Systemwide same shop sales [1,2]	8.3%	4.7%
Ticket	3.2%	3.4%
Transactions	5.1%	1.3%
Company-operated same shop sales [1]	10.6%	6.9%
Ticket	3.7%	3.2%
Transactions	6.9%	3.7%

Systemwide sales [2]	$609,559	$489,672
Company-operated operating weeks [3]	10,493	8,737
Franchising and other operating weeks [3]	4,230	4,011
Dutch Rewards transactions as a percentage of total transactions [4]	74%	72%

	Three Months Ended March 31,
	2026		2025
(dollars in thousands; unaudited)	$	%	$	%
Company-operated shops revenues	429,057	100.0	326,421	100.0
Company-operated shops gross profit	85,782	20.0	71,498	21.9
Company-operated shops contribution [5]	121,304	28.3	96,065	29.4
Selling, general, and administrative expenses	73,176	15.8	58,921	16.6
Adjusted selling, general, and administrative expenses [5]	65,512	14.1	53,497	15.1
Net income	23,664	5.1	22,480	6.3
Adjusted EBITDA [5]	79,373	17.1	62,906	17.7

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___________
1    In 2026, AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops, and same shop sales represent the percentage change in year-over-year sales, for the comparable shop base, that have been open at least 15 complete months as of the first day of the quarterly reporting period. Prior to 2026, AUVs were determined based on shops that had been open a minimum of 15 months, and same shop base was defined as shops open for 15 complete months or longer as of the first day of the reporting period. Prior period numbers have not been adjusted to conform to the new definition as the changes did not have a material impact. AUVs are calculated by dividing the systemwide and company-operated shops net sales by the total number of systemwide and company-operated shops, respectively. Management uses these metrics as an indicator of shop growth, expectations of mature locations, and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended March 31,
	2026	2025
Systemwide shop base	950	794
Company-operated shop base	645	510
2    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under U.S. GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
3    Company-operated and franchise shops operating weeks are calculated based on the number of operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
5    Reconciliation of U.S. GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.

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Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this press release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shops contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated shops segment gross profit, before company-operated shops depreciation and amortization.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation and organization realignment and restructurings costs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation expense and organization realignment and restructurings costs.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.

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Adjusted net income
Definition and/or calculation
Net income, excluding equity-based compensation expense, organization realignment and restructurings costs, and income tax effects of items excluded from net income.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A common stock outstanding - basic with addition of dilutive impacts of restricted stock units, as well as the assumed exchange of all of the Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A common stock - diluted, excluding per share impacts of equity-based compensation expense, organization realignment and restructurings costs, income tax effects of items excluded from net income, and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of the outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. for Dutch Bros Inc. Class A common stock and related net income adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock units and performance restricted stock units in Dutch Bros Inc. to certain eligible employees.

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Organization realignment and restructurings
Fees and costs incurred in connection with our comprehensive initiatives to develop and implement a long-term strategy involving changes to our organizational structure to support our growth.
Dilutive effects of restricted stock awards and units
Addition of incremental shares of restricted stock units calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average LLC interests for shares of Class A common stock
Weighted-average of all outstanding Dutch Bros OpCo Class A common units not held by Dutch Bros Inc. that are assumed to be exchanged for Dutch Bros Inc. Class A common stock.

Supplemental Reconciliations of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this press release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended March 31,
	2026		2025
(dollars in thousands; unaudited)	$	%	$	%
Company-operated shops gross profit	85,782	20.0	71,498	21.9
Depreciation and amortization	35,522	8.3	24,567	7.5
Company-operated shops contribution	121,304	28.3	96,065	29.4

	Three Months Ended March 31,
	2026		2025
(dollars in thousands; unaudited)	$	%	$	%
Net income	23,664	5.1	22,480	6.3
Depreciation and amortization	38,255	8.2	26,430	7.4
Interest expense, net	7,220	1.6	7,115	2.1
Income tax expense	3,341	0.7	1,459	0.4
EBITDA	72,480	15.6	57,484	16.2
Equity-based compensation	5,278	1.2	4,194	1.2
Organization realignment and restructurings	1,615	0.3	1,228	0.3
Adjusted EBITDA	79,373	17.1	62,906	17.7

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	Three Months Ended March 31,
	2026		2025
(dollars in thousands; unaudited)	$	%	$	%
Selling, general, and administrative	73,176	15.8	58,921	16.6
Depreciation and amortization	(1,430)	(0.3)	(402)	(0.1)
Equity-based compensation	(4,619)	(1.1)	(3,794)	(1.1)
Organization realignment and restructurings	(1,615)	(0.3)	(1,228)	(0.3)
Adjusted selling, general, and administrative	65,512	14.1	53,497	15.1

	Three Months Ended March 31,
(in thousands; unaudited)	2026	2025
Net income	$23,664	$22,480
Equity-based compensation	5,278	4,194
Organization realignment and restructuring	1,615	1,228
Income tax effects	(1,993)	(3,101)
Adjusted net income	$28,564	$24,801

	Three Months Ended March 31,
(in thousands, except per share amounts; unaudited)	2026	2025
Weighted-average shares of Class A common stock outstanding - basic	127,138	120,810
Dilutive effects of restricted stock units	246	698
Weighted-average shares of Class A common stock outstanding - diluted	127,384	121,508
Assumed exchange of weighted-average Dutch Bros OpCo Class A common units for shares of Dutch Bros Inc. Class A common stock	50,481	56,476
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	177,865	177,984

Net income per share of Class A common stock - diluted	$0.13	$0.13
Equity-based compensation	0.03	0.02
Organization realignment and restructurings	0.01	0.01
Income tax effects	(0.01)	(0.02)
Adjusted net income per fully exchanged share of diluted common stock	$0.16	$0.14

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For Investor Relations inquiries:
Neil Patel, CFA
(480) 447-2282
neil.patel@dutchbros.com

For Media Relations inquiries:
Erin Gray
(480) 382-7228
erin.gray@dutchbros.com

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